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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 15, 2002


                             DRS TECHNOLOGIES, INC.

             (Exact name of registrant as specified in its charter)


        DELAWARE                       1-8533                13-2632319
(State or other jurisdiction of     (Commission            (IRS Employer
       incorporation)               File Number)         Identification No.)


                   5 SYLVAN WAY, PARSIPPANY, NEW JERSEY 07054
                    (Address of principal executive offices)

                                 (973) 898-1500
              (Registrant's telephone number, including area code)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On July 15, 2002, DRS Technologies, Inc. (DRS or the Company) acquired the assets and certain liabilities of the Navy Controls Division of Eaton Corporation pursuant to a Purchase Agreement dated as of May 24, 2002 between DRS and Eaton Corporation (the Acquisition). The Company paid approximately $92.2 million in cash, subject to adjustment, for the Acquisition.

     Renamed DRS Power & Control Technologies, Inc. (PCT), and located in Milwaukee, Wisconsin, and Danbury, Connecticut, the company is a leading supplier of high-performance power conversion and instrumentation and control systems for the U.S. Navy's combatant fleet, including nuclear-powered and conventionally powered ships, as well as to specialized industrial customers. Products include ship electric propulsion equipment, power electronics equipment, high-performance networks, shipboard control equipment and control panels, tactical displays, and specialty reactor instrumentation and control equipment. DRS Power & Controls Technologies is being managed as a part of the Company's Electronics Systems Group and has over 600 employees.

ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS.

     (a) Financial statements of business acquired.

          DRS will file the required financial statements of the Navy Controls Division of Eaton Corporation by amendment to Form 8-K, not later than 60 days after the date that this Form 8-K must be filed.

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     (b) Pro forma financial information.

          DRS will file the required pro forma financial information by amendment to Form 8-K, not later than 60 days after the date that this Form 8-K must be filed.

     (c) Exhibits.

          1. Purchase Agreement, dated as of May 24, 2002, between DRS Technologies, Inc. and Eaton Corporation.

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          2. SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hererunto duly authorized.

                                        DRS TECHNOLOGIES, INC.
                                        -------------------------
                                        Registrant


Date   July 30, 2002                    /s/ RICHARD A. SCHNEIDER
                                        -------------------------
                                        Richard A. Schneider
                                        Executive Vice President, Chief
                                        Financial Officer and Treasurer

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